UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84,043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Li Dongjiu resigned from the Board of Directors of Nature’s Sunshine Products, Inc. (the “Company”) effective June 1, 2016.

On June 1, 2016, the Company appointed Mr. Jia Hongfei to its Board of Directors. Mr. Jia was appointed to serve as a Director until the next shareholders’ meeting at which all Directors are elected. It is anticipated that Mr. Jia will serve on the Governance Committee.

Mr. Jia, age 49, currently serves as Senior Vice President and Co-Chief Investment Officer of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. ("Fosun Pharma"), a position which he has held since June 2013. Prior to joining Fosun Pharma, Mr. Jia served as Chief Financial Officer of Goodbaby International Holdings Limited, a global durable juvenile products company, from July 2011 to October 2012, and of Jingrui Properties (Group) Co., a real estate development and investment company, from September 2007 to May 2010. Mr. Jia previously held senior management positions at The Siemon Company and AchieveGlobal. Mr. Jia earned an M.B.A. from the University of Dallas and a B.S. degree from Fudan University in Shanghai.

The Board of Directors determined that Mr. Jia is an independent director under the current standards for independence established by NASDAQ. In making this determination, the Board of Directors considered Mr. Jia's affiliation with Fosun Pharma, one of the Company’s shareholders.

Item 5.07                                           Submission of Matters to a Vote of Security Holders

On May 31, 2016, the Company held its annual general meeting of shareholders, at which the following items were voted upon:

(1)         Election of Directors. The Company’s shareholders elected all persons nominated for election as directors as set forth in the Proxy Statement to serve until the next Annual Meeting of Shareholders. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Vote
Li Dongjiu	14,620,031	43,850	2,244,984
Albert R. Dowden	14,228,221	435,660	2,244,984
Kristine F. Hughes	14,639,606	24,275	2,244,984
Robert B. Mercer	14,619,531	44,350	2,244,984
Gregory L. Probert	14,619,728	44,153	2,244,984
Mary Beth Springer	14,205,386	458,495	2,244,984
Rebecca L. Steinfort	14,615,554	48,327	2,244,984
J. Christopher Teets	14,615,201	48,680	2,244,984
Jeffrey D. Watkins	14,211,017	452,864	2,244,984

(2)         Ratification of appointment of independent registered public accounting firm. The Company’s shareholders voted upon and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2016. The following table sets forth the vote of the shareholders at the meeting with respect to the appointment of Deloitte & Touche LLP:

For	Against	Abstain
16,848,241	49,182	11,442

There were no broker non-votes in the ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2016.

(3)         Ratification of the Company's Third Amended and Restated Bylaws. The Company's shareholders voted to ratify the Company's Third Amended and Restated Bylaws. The following table sets forth the vote of shareholders at the meeting with respect to the ratification of the Company's Third Amended and Restated Bylaws:

For	Against	Abstain	Broker Non-Votes
12,563,602	2,085,349	14,930	2,244,984

(4)    Advisory Resolution on Executive Officer Compensation. The Company’s shareholders, on an advisory basis, voted to approve an advisory resolution of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
12,561,823	2,074,791	27,267	2,244,984

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: June 3, 2016	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer